UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: September 22, 2022

Predictive Oncology Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-36790	33-1007393
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2915 Commers Drive, Suite 900 Eagan, Minnesota	55121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 389-4800

Former Name or Former Address, if Changed Since Last Report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	POAI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to a Current Report on Form 8-K filed on Predictive Oncology Inc. (the “Company”) filed on September 16, 2022, the Company previously disclosed that J. Melville Engle would be retiring as the Company’s Chief Executive Officer and as Chairman and a member of the Company’s board of directors, effective October 31, 2022.

On September 22, 2022, the Board of Directors of the Company appointed Raymond F. Vennare, age 70, to succeed Mr. Engle as Chief Executive Officer and on October 20, 2022 the Board of Directors of the Company appointed Raymond F. Vennare as Chairman of the Board, effective upon Mr. Engle’s retirement. Mr. Vennare is a current director of the Company, having been appointed to the Board on September 13, 2021. Mr. Vennare brings more than thirty years of experience to his work as an accomplished senior executive, board director and biotechnology entrepreneur. As a professional who has built and managed companies on behalf of institutional investors, private foundations and research institutions, he is recognized as an expert in the practice of company creation, technology commercialization, business development and corporate governance. Since 2015, Mr. Vennare has served as CEO and Chairman of Cvergenx, Inc., a genomic informatics company developing decision-support tools for radiation oncology, and is currently an Investment Partner in Inventeur, LLC, a holding company of medical technologies in anesthesiology. Mr. Vennare’s previous experience includes co-founding ThermalTherapeutic Systems, Inc., where he served as President and Chief Executive Officer, President and Chief Executive Officer of ImmunoSite, Inc., Senior Vice President and Chief Information Officer of TissueInformatics, Inc., and President of VS/Interactive. Mr. Vennare earned his undergraduate degree from the University of Pittsburgh and holds graduate degrees from Duquesne University and Case Western Reserve University, and a non-degree Certificate in Technology Commercialization from Carnegie Mellon University.

In connection with the appointment, the Company entered into an offer letter with Mr. Vennare dated September 30, 2022, which was superseded by an employment agreement that the Company and Mr. Vennare subsequently entered into on October 13, 2022 (the “Agreement”). The Agreement will take effect on November 1, 2022, the first date of Mr. Vennare’s employment. Pursuant to the Agreement, Mr. Vennare is entitled to an annual base salary of $525,000. He will also be eligible (i) to receive an annual cash bonus equal to up to 50% of his salary, or at the discretion of the Compensation Committee (the “Committee”) of the Company’s Board of Directors, a higher percentage based on his performance (prorated for 2022) and (ii) to participate in a long-term incentive plan to be adopted and maintained by the Committee. Under the long-term incentive plan, on January 1, 2023, Mr. Vennare will receive an award of 300,000 restricted stock units (target). The restricted stock units (RSUs) will consist of three equal tranches of 100 RSUs each (target), corresponding to each year of a three-year performance period. The RSUs will vest on January 1, 2026, with the level of vesting for each tranche based on (1) the level of achievement of performance goals for the corresponding year, and (2) continued employment of the executive through January 1, 2026. For each tranche, the RSUs will vest with respect to 50% of the RSUs for achieving a minimum “threshold” level of performance (with no vesting below the threshold level), will vest with respect to 100% of the target amount of RSUs for achieving the “target” level of performance, and will vest with respect to 150% of the RSUs for achieving the maximum level performance, and will vest on a prorated basis for achieving performance between the threshold level and the target level, and between the target level and the maximum level, as applicable. To the extent vested, the awards will be paid out in shares of common stock on or before March 15, 2026, following the determination of the Company’s earnings per share in 2025. Mr. Vennare will also be eligible to participate in the standard employee benefit plans generally available to executive employees of the Company, and, at the discretion of the Committee, to receive grants of stock options or other equity awards. Any grants of equity awards, including those above, will be made from the Company’s Amended and Restated 2012 Stock Incentive Plan or successor plans.

Under the Agreement, Mr. Vennare’s employment by the Company is at-will. If his employment is terminated by the Company without “Cause” or if he voluntarily resigns with “Good Reason,” in each case as defined in the Agreement, then Mr. Vennare will be entitled to receive from the Company payment of his base salary then in effect through his last date of employment and accrued, unused vacation pay. In addition, Mr. Vennare will be entitled to (a) severance pay in an amount equal to 12 months of his base salary then in effect, less applicable taxes and withholdings; and (b) a bonus payment on a pro-rata basis through the date of his termination, each subject to his executing and not revoking or rescinding a release and waiver of claims against the Company. Severance and bonus payments will be paid in installments over a 12 month period following termination of employment. The Agreement also contains customary provisions with respect to confidentiality and intellectual property, in addition to ones prohibiting Mr. Vennare from soliciting the Company’s employees and from engaging in certain activities that are competitive with the Company for a period of 12 months after termination of his employment.

The foregoing description of the material terms of the Agreement is not complete and is qualified in its entirety by reference to the full text thereof, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company relied on the instruction to Item 5.02(c) of Form 8-K to delay the filing of this Current Report to the date of the public announcement of Mr. Vennare’s appointment as Chief Executive Officer.

A press release announcing the foregoing matters is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Employment Offer Letter dated September 30, 2022 by and between Raymond F. Vennare and Predictive Oncology Inc.
10.2	Employment Agreement dated effective November 1, 2022 by and between Raymond F. Vennare and Predictive Oncology Inc.
99.1	Press Release dated October 20, 2022
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREDICTIVE ONCOLOGY inc.
By:	/s/ Bob Myers
Name: Bob Myers
Title: Chief Financial Officer

Date: October 20, 2022